Exhibit 99.1

TEGAL CORPORATION REPORTS
THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS

Petaluma, Calif., February 9, 2006 — Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the Third Quarter Fiscal Year 2006, which ended December 31, 2005. Senior management will conduct an investor conference call to discuss these results and the company’s financial outlook in more detail today at 2pm Pacific Time, Thursday, February 9, 2006. More information about the conference call is provided below.

Third Quarter Highlights

•	Revenues during the third quarter of fiscal 2006 were $6.2 million, an increase of 115% from $2.9 million reported in the third quarter of fiscal 2005, and a decrease of 2% from the $6.4 million recorded for the second quarter of fiscal 2006.
•	Tegal recorded a net loss for the third quarter of $1.9 million or ($0.02) per share, compared to a net loss of $2.7 million or ($0.06) per share for the same quarter one year ago, and a net loss of $2.7 million or ($0.04) per share in the second quarter of fiscal 2006.
•	Operating losses for the third quarter were $1.2 million, an improvement over the $2.9 million loss in the same quarter a year ago and for the second quarter of fiscal 2006
•	Quarterly shipments included one advanced etch system for the production of high K de-coupling capacitors for cell phones and wireless devices, a re-certified advanced etch system for Resistive Random Access Memory (RRAM) devices, and a number of both new and recertified 9xx plasma etch systems for various applications.
•	Tegal's book-to-bill ratio was 2.9 to 1 for the quarter, and the current backlog is $10.1 million.
•	Tegal signed a lease on new headquarters space in San Jose, California, which will house its demo lab facilities, engineering, process development and executive staff.

“The Board of Directors and I are fully committed to making Tegal a profitable company,” said Thomas Mika, President & Chief Executive Officer of Tegal Corporation. “We have made a lot of progress in reducing our expenses, but we must do more. Effective immediately, we are implementing additional expense reductions that will result in savings of at least $2 million annually by the end of Q2 of Fiscal 2007.”

“The move to San Jose is long overdue,” commented Brad Mattson, Executive Chairman of Tegal. “It represents a strong new direction for Tegal, both strategically and operationally. I look forward to guiding Tegal through this important period as it relocates to the heart of Silicon Valley.”

Financial Results

Revenues for the third quarter of fiscal 2006 were $6.2 million, an increase of 115% from $2.9 million reported in the third quarter of fiscal 2005, and a decrease of 2% from the $6.4 million recorded for the second quarter of fiscal 2006. Tegal reported a net loss for the third quarter of $1.9 million or ($0.02) per share, compared to a net loss of $2.7 million or ($0.06) per share for the same quarter one year ago. Sequentially, the Company’s net loss decreased from the prior quarter loss of $2.7 million or ($0.04) per share.

Gross profits for the third quarter of fiscal 2006 were 27% — an increase from the third quarter one year ago of 18%, but a decrease from the second quarter of fiscal 2006 of 38%.

Operating expenses for the third quarter of fiscal 2006 were $2.9 million, a decrease from the $3.5 million reported one year ago and the $5.4 million reported last quarter. This resulted in operating losses of $1.2 million during the current quarter, which was an improvement over the $2.9 million loss both a year ago and for the second quarter of fiscal 2006.

Cash and equivalents at the end of the third quarter of fiscal 2006 were $15.1 million compared to $18.2 million in the second quarter. Accounts receivable increased by $0.7 million to $6.0 million, and inventories increased by $1.3 million to $7.4 million. Borrowings were negligible at $31 thousand, down from $46 thousand in the prior quarter. Accounts payable increased by $0.4 million to $3.5 million.

Total shares outstanding as of February 9, 2006 are 83,973,854.

Investor Conference Call

Tegal Corporation will discuss these results and further details of its third quarter of fiscal 2006 during a conference call today, February 9, 2006, at 5:00 p.m. EST / 2:00 p.m. PST. The call is open to all interested investors. The call-in numbers are (800) 435-1261 or (617) 614-4076. For either dial-in number, investors should reference Tegal or reservation number: 77417749. A digital recording will be made available one hour after the completion of the conference call, and it will be accessible through midnight on Thursday, February 16, 2006. To access, investors should dial (888) 286-8010 or (617) 801-6888 and enter passcode: 56224987.

The conference call also will be available online via the Investor Section of the Company’s website at: www.tegal.com. An online replay of the teleconference, along with a copy of the Company’s earnings release, will also be available on the Company’s website.

Safe Harbor Statement

Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project” or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company’s products and services. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of these risks and uncertainties, please refer to the Company’s periodic filings with the Securities and Exchange Commission.

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices. Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents. Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com. [GRAPHIC OMITTED]

_________________

Contact:

Tegal Corporation
Christine Hergenrother (VP and CFO), 707/763-5600
or
Nagle & Ferri Investor Relations
Frank Nagle or Bob Ferri, 415/575-1999

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2005	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$15,111	$7,093
Accounts receivable, net of allowances for sales returns and doubtful accounts of $219 and $533 at
December 31, and March 31, 2005 respectively	6,031	1,897
Inventories	7,370	5,140
Prepaid expenses and other current assets	2,626	641

Total current assets	31,138	14,771
Property and equipment, net	1,994	3,342
Intangible assets, net	1,553	1,796
Other assets	189	183

Total assets	$34,874	$20,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and bank lines of credit	$31	$159
Accounts payable	3,474	3,607
Accrued product warranty	425	252
Deferred revenue	827	122
Accrued expenses and other current liabilities	2,357	2,575

Total current liabilities	7,114	6,715
Long-term portion of capital lease obligations	5	13
Other long term obligations	25	64

Total long term liabilities	30	77

Total liabilities	7,144	6,792

Stockholders' equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 200,000,000 shares authorized; 83,973,854 and 52,843,520 shares
issued and outstanding at December 31, 2005 and March 31, 2005 respectively	840	528
Restricted Share Units	1,280	—
Deferred Compensation	(276)	—
Additional paid-in capital	118,741	99,156
Accumulated other comprehensive income (loss)	512	(110)
Accumulated deficit	(93,367)	(86,274)

Total stockholders' equity	27,730	13,300

Total liabilities and stockholders' equity	$34,874	$20,092

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004
Revenue	$6,246	$2,903	$15,704	$11,332
Cost of sales	4,565	2,377	10,905	8,105

Gross profit (loss)	1,681	526	4,799	3,227

Operating expenses:
Research and development	1,039	1,578	3,426	4,243
Sales and marketing	694	704	2,095	2,230
General and administrative	1,128	1,178	5,766	4,771
In-process research and development	—	—	—	1,653

Total operating expenses	2,861	3,460	11,287	12,897

Operating loss	(1,180)	(2,934)	(6,488)	(9,670)
Other income (expense), net	(724)	246	(604)	(604)

Net loss	$(1,904)	$(2,688)	$(7,092)	$(11,514)

Net loss per share, basic and diluted	$(0.02)	$(0.06)	$(0.11)	$(0.26)

Shares used in per share computation:
Basic	83,945	47,733	63,137	45,135
Diluted	83,945	47,733	63,137	45,135